Exhibit 99.1

REVA Receives Interim Funding and Enters into an Amendment to License Agreement with Rutgers, The State University of New Jersey

Sydney, Australia and San Diego, California (Monday, 8 April 2019 - AEDT) – REVA Medical, Inc. (ASX: RVA) (“REVA” or the “Company”) said today that as indicated in its ASX announcement dated 25 March 2019, it has now executed a Credit and Guaranty Agreement and Pledge and Security Agreement for a $3.8 million, Senior Secured Credit Facility (together the “Agreements”) to fund operations on an interim basis.  The funding is a Multi-Draw Term Loan and has been made available by existing lenders to the Company. In connection with the Agreement, the Company will pay approximately $0.8 million in fees, resulting in net funding of $3 million.

The funding is to address the Company’s immediate financial needs on an interim basis. The Company remains in discussions about a broader restructure to address the Company’s outstanding indebtedness and capital structure moving forward (and therefore its ability to continue operations and meet its business objectives). While those discussions are ongoing, the Company considers that it is appropriate for its securities to remain voluntarily suspended from trading and this announcement is not intended to lift the Company’s voluntary suspension.  At this stage, the Company expects that the voluntary suspension will continue until plans for a broader restructure are finalized and the Company is in a position to make an announcement to the ASX which the Company currently expects will occur by 30 June 2019.

Additionally, REVA announced that the Company entered into an amendment to that certain Exclusive License Agreement Number 2, dated 1 July 2010, by and between Rutgers, The State University of New Jersey and the Company (the “Amendment”) related to the composition and coating of the Company’s bioresorbable scaffolds and its other biomaterial products. The Amendment reduces the change of control payment provision to up to 4% of the total purchase price plus an additional 4% of amounts received above actual debt repayment to its creditors. The change of control payment will not exceed $10 million.

About REVA Medical

REVA Medical is a medical device company focused on the development and commercialization of bioresorbable polymer technologies for vascular applications. The Company’s products include the Fantom Encore and MOTIV bioresorbable vascular scaffolds for the treatment of coronary artery disease and below-the-knee peripheral artery disease, respectively. REVA is currently selling Fantom Encore in Germany, Switzerland, Austria, the Netherlands, Belgium, Luxembourg, Italy and Turkey and is in the process of commercializing Fantom Encore in seven additional countries. REVA is based in San Diego, California.

HEAD OFFICE: 5751 Copley Drive, San Diego, CA 92111 • +1 (858) 966-3000 • +1 (858) 966-3099 (FAX) • www.revamedical.com

AUSTRALIAN OFFICE: Suite 4, Level 14, 6 O’Connell Street, Sydney NSW 2000 • +61 2 9237 2800 7

ARBN 146 505 777 • REVA Medical, Inc., is a foreign company incorporated in Delaware, USA, whose stockholders have limited liability

Fantom, Fantom Encore, MOTIV, and Tyrocore are trademarks of REVA Medical, Inc.

Forward-Looking Statements

This announcement contains or may contain forward-looking statements that are based on management's beliefs, assumptions, and expectations and on information currently available to management. All statements that are not statements of historical fact, including those statements that address future operating plans or performance and events or developments that may occur in the future, are forward-looking statements, such as those statements regarding the Company’s ability to restructure its outstanding debt and the timing and announcement of any such restructuring. No undue reliance should be placed on forward-looking statements. Although management believes forward-looking statements are reasonable as and when made, forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to vary materially from those expressed in forward-looking statements, including the risks and uncertainties that are described in the "Risk Factors" section of our Annual Report on Form 10-K filed with the US Securities and Exchange Commission (the “SEC”) on March 7, 2018, and as updated in our periodic reports thereafter. Any forward-looking statements in this announcement speak only as of the date when made. REVA does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor & Media Enquiries:
REVA Medical, Inc.
Cheryl Liberatore
Director of Communications
+1 858-966-3045

HEAD OFFICE: 5751 Copley Drive, San Diego, CA 92111 • +1 (858) 966-3000 • +1 (858) 966-3099 (FAX) • www.revamedical.com

AUSTRALIAN OFFICE: Suite 4, Level 14, 6 O’Connell Street, Sydney NSW 2000 • +61 2 9237 2800 7

ARBN 146 505 777 • REVA Medical, Inc., is a foreign company incorporated in Delaware, USA, whose stockholders have limited liability